Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-258292), pertaining to the RxSight, Inc. 2021 Equity Incentive Plan, 2021 Employee Stock Purchase Plan, 2015 Equity Incentive Plan and 2006 Stock Plan of RxSight, Inc. of our report dated March 8, 2022, with respect to the consolidated financial statements of RxSight, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Irvine, California
Date: March 8, 2022